Exhibit 99.1

iPower Enters into Strategic $30 Million Financing Facility to Strengthen Balance Sheet and Launch Digital Asset Treasury

RANCHO CUCAMONGA, Calif., December 23, 2025 -- iPower Inc. (Nasdaq: IPW) today announced that it has entered into a $30 million convertible note financing facility to launch its Digital Asset Treasury (“DAT”) strategy as part of a broader crypto strategy designed to position the Company at the intersection of digital assets and real-world commerce, supported by a $30 million convertible note facility from a US-based institutional investor (the “Facility”).

Of the initial $9 million in committed funding, approximately $4.4 million of proceeds will be used to establish a Digital Asset Treasury, which is expected to hold a combination of Bitcoin and Ethereum. Proceeds will also be used to repay the Company’s existing short-term bridge loan and add cash to the balance sheet for working capital, among other uses. For subsequent tranches, approximately 80% of proceeds are intended to be used to acquire digital assets.

This transaction represents iPower’s first concrete step in executing its broader crypto strategy, building on the Company’s foundation as an established operating business with $59 million in trailing 12-month revenue (as of 9/30/25).

iPower plans to use the Facility to pursue several attractive operational strategies that may include:

•	Evaluating strategic acquisitions and investment opportunities that allow the company to deploy assets from its newly enhanced balance sheet to generate positive ROIC.
•	Working with licensed and regulated digital asset product providers to develop and distribute compliant, consumer-facing digital asset products, leveraging its existing digital platforms, data systems, and analytics capabilities to integrate and scale these offerings.

“This financing strengthens our capital structure with long-term aligned capital, giving us the flexibility to execute a durable growth strategy,” said Lawrence Tan, CEO of iPower Inc. “Our Digital Asset Treasury is designed to be a strategic bridge between e-commerce and digital assets. By combining our platform capabilities, operating experience, and ecosystem relationships, we are focused on integrating digital assets into everyday commerce in a way that supports real economic activity and long-term value creation, rather than short-term speculation.”

As part of this strategy, the Company continues to evaluate its operating and capital structure to maximize long-term stockholder value.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven online retailer and a provider of value-added e-commerce services for third-party products and brands. iPower operates a nationwide fulfillment network and is expanding infrastructure across software, logistics, and manufacturing, with an aim to also pursue initiatives in digital assets and blockchain integration. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K and in its other SEC filings, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com